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                                                                    Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-31524) of HealthGate Data Corp. and its subsidiaries of our report dated February 21, 2000 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 21, 2000 relating to the financial statement schedule, which appears in this Form 10-K.





PricewaterhouseCoopers LLP

Boston, Massachusetts
March 23, 2000